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                                                                   Exhibit 10.74

                      CONSOLIDATED, AMENDED AND RESTATED
                                 MORTGAGE NOTE

                                                              New York, New York
$107,000,000                                                  November 26, 1997

            WHEREAS, MERRILL LYNCH MORTGAGE CAPITAL INC., a Delaware corporation, having its principal office at World Financial Center, North Tower, New York, New York 10281-1326 ("Payee"), is the holder by assignment of those certain mortgage notes described on Schedule A annexed hereto and made a part hereof (the "Original Notes") made by Magnolia Associates, LTD., a Florida limited partnership ("Magnolia"), 286 Madison, L.P., 290 Madison, L.P. and 292 Madison, L.P., each a New York limited partnership (the "Madison Partnerships", and collectively with Magnolia, "Maker"), each having its principal office c/o Tower Realty Operating Partnership, L.P., 120 West 45th Street, 24th Floor, New York, New York 10036;

            WHEREAS, Payee is the holder of that certain supplemental mortgage note more particularly described on Schedule B annexed hereto (the "Supplemental Note");

            WHEREAS, the principal indebtedness evidenced by the Original Notes and the Supplemental Note is One Hundred Seven Million Dollars ($107,000,000); and

            WHEREAS, Maker and Payee desire to consolidate, amend and restate the terms and conditions of the Original Notes and the Supplemental Note in their entirety, in the manner set forth in this Consolidated, Amended and Restated Mortgage Note (the "Note"), to evidence a joint indebtedness in the amount of One Hundred Seven Million Dollars ($107,000,000).

            NOW THEREFORE, by Maker's execution and delivery of this Note and Payee's acceptance of delivery from Maker of this Note, this Note is deemed to consolidate and amend the Original Notes and the Supplemental Note and the same are hereby restated in their entirety to read as follows:
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            FOR VALUE RECEIVED, Maker promises to pay to the order of Payee, or its assigns, the Principal Amount (as defined below), together with interest from the date hereof at the Applicable Interest Rate (as defined below). Interest accruing hereunder shall be calculated on the basis of a 360-day year of twelve 30-day months.

            WHEN USED HEREIN, the following capitalized terms shall have the following meanings:

            "Applicable Interest Rate" shall mean (a) from the date of this Note through but not including the Reset Date (as hereinafter defined), a rate of
6.8174 percent (6.8174%) per annum (the "Initial Interest Rate") and (b) from and after the Reset Date through and including the date this Note is paid in full, a rate per annum equal to the greater of (i) the Initial Interest Rate plus two percent or (ii) the Treasury Rate (as hereinafter defined) plus two percent (2.0%) (the "Revised Interest Rate"). For purposes of this Note, (A) the term "Reset Date" shall mean November 1, 2004, and (B) the term "Treasury Rate" shall mean, as of the Reset Date, the yields, calculated by linear interpolation (rounded to the nearest one-thousandth of one percent (1%)) of noncallable United States Treasury obligations with a term of fifteen years, on the basis of Federal Reserve Statistical Release H.15 Selected Interest Rates under the heading U.S. Governmental Security/Treasury Constant Maturities or other recognized source of comparable financial market information selected by Payee for the week prior to the Reset Date.

            "Commencement Date" shall be January 1, 1998.

            "Closing Date" shall be November 26, 1997.

            "Default Rate" shall be Applicable Interest Rate plus five percent per annum.

            "Maturity Date" shall be November 1, 2027.

            "Monthly Amount" shall be the amount referenced on Schedule C.

            "Mortgage" shall have the meaning set forth in Paragraph 2 hereof.

            "Payment Date" shall be the first business day of each month commencing on the first business day of the second full month after the Closing Date and continuing to and including the Maturity Date.

            "Principal Amount" shall be One Hundred Seven Million Dollars ($107,000,000).


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            All capitalized terms not otherwise defined herein shall have the meanings set forth in the Mortgage.

            1. The Principal Amount and interest thereon shall be due and payable in lawful money of the United States as follows:

            (a) On the date hereof, all interest on the unpaid balance through the end of the month in which the Closing Date occurs shall be due and payable. Thereafter, commencing on the Commencement Date and continuing until November 1, 1999, 23 equal monthly installments of interest at the Monthly Amount each shall be due and payable. Thereafter, commencing on December 1, 1999 and continuing until the Maturity Date, 336 equal monthly installments of principal and interest at the Monthly Amount each shall be due and payable. Each installment of the Monthly Amount shall be applied first to the interest at the Initial Interest Rate and the remainder thereof to reduction of principal. Each monthly installment shall be due on each Payment Date. In addition, all amounts advanced by Payee pursuant to applicable provisions of the Loan Documents (as hereinafter defined), together with any interest at the Default Rate (payable after any applicable grace period set forth herein or in the Mortgage) or other charges as therein provided, shall be immediately due and payable hereunder. In the event any such advance is not so repaid by Maker, Payee may, at its option, first apply any payments received hereunder to repay said advances together with any interest thereon or other charges as provided in the Loan Documents, and the balance, if any, shall be applied in payment of any installment then due. The entire remaining unpaid balance of principal of this Note, all interest accrued thereon and all other sums payable hereunder or under the Loan Documents (collectively, the "Debt") shall be due and payable in full on the Maturity Date.

            (b) In the event that the Maker does not prepay the entire principal balance of this Note and any other amounts outstanding on or before the Reset Date, the following subparagraphs shall also apply:

                  (i) From and after the Reset Date, interest shall accrue on the unpaid principal balance from time to time outstanding on this Note at the Revised Interest Rate. Subject to the provisions of this subparagraph (b), Maker shall continue to make payments in the Monthly Amount on each Payment Date. Each Monthly Amount paid on and after the Reset Date shall be applied first to the payment of interest computed at the Initial Interest Rate with the remainder of the Monthly Amount applied to the reduction of the outstanding principal balance of this Note. Interest accrued at the Revised Interest Rate and not paid pursuant to the preceding sentence shall be deferred and added to the Debt and shall earn interest at the Revised Interest Rate to the extent permitted by applicable law (such accrued interest is hereafter defined as "Accrued


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            Interest"). All of the Debt, including Accrued Interest, shall be due and payable at the Maturity Date.

                  (ii) Maker shall pay on the Reset Date and on each Payment
            Date thereafter up to and including the Maturity Date the following payments from the Rents (as defined in the Mortgage) received on or before such day (but not before the Reset Date), in the listed order of priority:

                        (1) First to payment of interest accruing at the Default
            Rate, and late payment charges, if any;

                        (2) Second, to payment of the amounts due pursuant to
            Section 8(a) of the Mortgage;

                        (3) Third, to payment of the Monthly Amount;

                        (4) Fourth, to payment of Monthly Cash Expenses (defined
            in paragraph 18 below) pursuant to the terms and conditions of the related approved Annual Budget (defined in paragraph 18, below);

                        (5) Fifth, to payment of Extraordinary Expenses (defined
            in paragraph 18, below) approved by Payee, if any;

                        (6) Sixth, to payments to the Payee to be applied
            against the outstanding principal due under this Note until such principal amount is paid in full;

                        (7) Seventh, to payments to the Payee for Accrued
            Interest (which shall not be duplicative of amounts payable in clause (6) hereof;

                        (8) Eighth, to payments to the Payee of any other
            amounts then due and payable under the Loan Documents; and

                        (9) Lastly, to payment to the Maker of any excess
            amounts.

            (c) Amounts due on this Note shall be payable, without any counterclaim, setoff or deduction whatsoever, at the office of Payee or its agent or designee at the address set forth in Exhibit 1 or at such other place as Payee or its agent or designee may from time to time designate in writing.

            2. This Note is secured by (i) a Consolidated, Amended and Restated Mortgage, Security Agreement, Financing Statement, Fixture Filing and Assignment of Leases, Rents and Security Deposits, of even date herewith, from Maker to Payee, recorded in


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the Recorder's Office of New York County, New York and in the Office of the
County Recorder of Orange County, Florida (the "Mortgage") and (ii) an Amended and Restated Assignment of Rents and Leases of even date herewith from Maker to Payee, recorded in the above referenced recording offices (the "Assignment "). The Mortgage, Assignment and any other instrument given at any time to secure this Note are hereinafter collectively called the "Loan Documents."

            3. Maker shall have no right to prepay the principal of this Note in full or in part at any time prior to the Reset Date except as hereinafter set forth in this paragraph 3. This Note may be prepaid in whole, but not in part, in the event the Loan secured hereby has not become an asset of a Securitization as of the first anniversary of the Closing Date. Such prepayment shall be made upon not less than sixty (60) days' prior written notice to Payee, on a Payment Date (such date of prepayment shall hereinafter be referred to as the "Prepayment Date") and shall be subject to a prepayment premium calculated as specified in Appendix 1 (but in no event less than one percent (1%) of the portion of the principal amount of this Note) ("Prepayment Premium"). Maker's right to prepay shall cease upon notification by Payee that the Loan will become an asset of a Securitization, which shall occur within sixty (60) days of Payee's notice, or Maker's prepayment right shall be reinstated; provided, however, Payee shall have the ability to extend such period for an additional
(60) day period upon notice to Maker given no later than the forty-fifth (45th) day of the initial period, provided that Payee shall be continuing to pursue a Securitization during such additional period. This Note may also be prepaid, without premium or penalty, during the term of the Loan, as a result of Payee's application of proceeds paid in connection with a casualty or condemnation of the Property. Maker agrees to pay a Prepayment Premium upon an acceleration of this Note in accordance with its terms and the terms of the Loan Documents. A tender of payment of the amount necessary to pay and satisfy the entire unpaid principal balance of this Note or any portion thereof at any time after an Event of Default under the Mortgage or an acceleration by Payee of the indebtedness evidenced hereby, whether such payment is tendered voluntarily, during or after foreclosure of the Mortgage, or pursuant to realization upon other security, shall constitute a purposeful evasion of the prepayment terms of this Note, shall be deemed to be a voluntary prepayment hereof, and Maker shall be required to pay the prepayment premium as described above. Partial prepayments of principal shall not change the Payment Dates or amounts of subsequent monthly installments, unless Payee shall otherwise agree in writing.

            4. If Maker defaults in the payment of any installment of principal and interest on the date on which it shall fall due or in the performance of any of the agreements, conditions, covenants, provisions or stipulations contained in this Note or in the Loan Documents, and if such default shall continue beyond any applicable notice or grace period provided for in the Mortgage so as to constitute an Event of Default thereunder, then Payee, at its option and without further notice to Maker, may declare immediately due and payable the


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entire unpaid principal balance of this Note, together with interest thereon at an annual rate after the date of such default equal to the Default Rate, together with all sums due from Maker under the Loan Documents, anything herein or in the Loan Documents to the contrary notwithstanding. The foregoing provision shall not be construed as a waiver by Payee of its right to pursue any other remedies available to it under the Mortgage, this Note or any other Security Document, nor shall it be construed to limit in any way the application of the Default Rate. Any payment hereunder may be enforced and recovered in whole or in part at such time by one or more of the remedies provided to Payee in this Note or in the Loan Documents. In the event that: (i) this Note or any Security Document is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding; (ii) an attorney is retained to represent Payee in any bankruptcy, reorganization, receivership, or other proceedings affecting creditors' rights and involving a claim under this Note or any Security Document; (iii) an attorney is retained to protect or enforce the lien of the Mortgage or any Security Document; or (iv) an attorney is retained to represent Payee in any other proceedings whatsoever in connection with this Note, the Mortgage, any of the Loan Documents or any portion of the Mortgaged Property subject thereto, then Maker shall pay to Payee all reasonable attorney's fees, costs and expenses incurred in connection therewith, including costs of appeal, together with interest on any judgment obtained by Payee at the Default Rate or at the rate permitted by applicable law.

            5. If Maker defaults in the payment of any monthly installment on the Payment Date and such default is not cured within ten (10) days, then Maker shall pay to Payee a late payment charge in an amount equal to five percent (5%) of the amount of the installment not paid as aforesaid. Said late charge payments, if payable, shall be secured by the Mortgage and the other Loan Documents, shall be payable without notice or demand by Payee, and are independent of and have no effect upon the rights of Payee under paragraph 4 above. No late charge will be assessed on principal payable on the Maturity Date.

            6. Maker and all endorsers, sureties and guarantors hereby jointly and severally waive all applicable exemption rights, valuation and appraisement, presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note. Maker and all endorsers, sureties and guarantors consent to any and all extensions of time, renewals, waivers or modifications that may be granted by Payee with respect to the payment or other provisions of this Note and to the release of the collateral or any part thereof, with or without substitution, and agree that additional makers, endorsers, guarantors or sureties may become parties hereto without notice to them or affecting their liability hereunder.

            7. Payee shall not be deemed, by any act of omission or commission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by Payee, and then only to the extent specifically set forth in writing. A waiver of one


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event shall not be construed as continuing or as a bar to or waiver of any right or remedy to a subsequent event.

            8. This Note has been negotiated, executed and delivered in the State of New York and shall be governed by and construed in accordance with the laws of the State of New York (the "State").

            9. The parties hereto intend and believe that each provision in this Note comports with all applicable law. However, if any provision in this Note is found by a court of law to be in violation of any applicable law, and if such court should declare such provision of this Note to be unlawful, void or unenforceable as written, then it is the intent of all parties hereto that such provision shall be given full force and effect to the fullest possible extent that is legal, valid and enforceable, that the remainder of this Note shall be construed as if such unlawful, void or unenforceable provision were not contained therein, and that the rights, obligations and interest of Maker and the holder hereof under the remainder of this Note shall continue in full force and effect; provided, however, that if any provision of this Note which is found to be in violation of any applicable law concerns the imposition of interest hereunder, the rights, obligations and interests of Maker and Payee with respect to the imposition of interest hereunder shall be governed and controlled by the provisions of the following paragraph.

            10. It being the intention of Payee and Maker to comply with the laws of the State with regard to the rate of interest charged hereunder, it is agreed that, notwithstanding any provision to the contrary in this Note, the Mortgage, or any of the other Loan Documents, no such provision, including without limitation any provision of this Note providing for the payment of interest or other charges, shall require the payment or permit the collection of any amount ("Excess Interest") in excess of the maximum amount of interest permitted by law to be charged for the use or detention, or the forbearance in the collection, of all or any portion of the indebtedness evidenced by this Note. If any Excess Interest is provided for, or is adjudicated to be provided for, in this Note, the Mortgage, or any of the other Loan Documents, then in such event:

                  (i) the provisions of this paragraph shall govern;

                  (ii) Maker shall not be obligated to pay any Excess Interest;

                  (iii) any Excess Interest that Payee may have received
            hereunder shall, at the option of Payee, be (x) applied as a credit against the unpaid principal balance then due under this Note, accrued and unpaid interest thereon not to exceed the maximum amount permitted by law, or both, (y) refunded to the payor thereof or (z) any combination of the foregoing;


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                  (iv) the applicable interest rate or rates provided for herein shall be automatically subject to reduction to the maximum lawful rate allowed to be contracted for in writing under the applicable usury laws of the aforesaid State, and this Note, the Mortgage and the other Loan Documents shall be deemed to have been, and shall be, reformed and modified to reflect such reduction in such interest rate or rates; and

                  (v) Maker shall not have any action or remedy against Payee for any damages whatsoever or any defense to enforcement of this Note, the Mortgage or any other Security Document arising out of the payment or collection of any Excess Interest (provided such Excess Interest is paid as set forth above).

            11. Upon any endorsement, assignment, or other transfer of this Note by Payee or by operation of law, the term "Payee," as used herein, shall mean such endorsee, assignee, or other transferee or successor to Payee then becoming the holder of this Note. This Note shall inure to the benefit of Payee and its successors and assigns and shall be binding upon the undersigned and its successors and assigns. The term "Maker" as used herein shall include the respective successors and assigns, legal and personal representatives, executors, administrators, devisees, legatees and heirs of Maker.

            12. Any notice, demand or other communication which any party may desire or may be required to give to any other party shall be in writing and shall be given as provided in the Mortgage.

            13. To the extent that Maker makes a payment or Payee receives any payment or proceeds for Maker's benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the obligations of Maker hereunder intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Payee.

            14. Maker shall execute and acknowledge (or cause to be executed and acknowledged) and deliver to Payee all documents, and take all actions, reasonably required by Payee from time to time to confirm the rights created or now or hereafter intended to be created under this Note and the Loan Documents, to protect and further the validity, priority and enforceability of this Note and the Loan Documents, to subject to the Loan Documents any property of Maker intended by the terms of any one or more of the Loan Documents to be encumbered by the Loan Documents, or otherwise carry out the purposes of the Loan Documents and the transactions contemplated thereunder; provided, however, that no such further actions, assurances and confirmations shall increase Maker's obligations under this Note.


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            15. No modification, amendment, extension, discharge, termination or waiver (a "Modification") of any provision of this Note, or any one or more of the other Loan Documents, nor consent to any departure by Maker therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on, Maker shall entitle Maker to any other or future notice or demand in the same, similar or other circumstances. Payee does not hereby agree to, nor does Payee hereby commit itself to, enter into any Modification.

            16. Maker hereby expressly and unconditionally waives, in connection with any suit, action or proceeding brought by Payee on this Note, any and every right it may have to (a) a trial by jury, (b) interpose any counterclaim therein (other than a counterclaim which if not asserted in the suit, action or proceeding brought by Payee on this Note could be barred) and (c) have the same consolidated with any other or separate suit, action or proceeding.

            17. Notwithstanding anything in this Note, the Mortgage or the other Loan Documents, no personal liability shall be asserted or enforceable against
(i) Maker, (ii) any Affiliate of Maker, (iii) any Person owning directly or indirectly, any legal or beneficial interest in Maker or any Affiliate of Maker, or (iv) any partner, principal, officer, controlling person, beneficiary, trustee, advisor, shareholder, employee, agent, Affiliate or director of any Persons described in clauses (i) through (iii) above (collectively, the "Exculpated Parties") by Payee in respect of the Obligations, this Note, the Mortgage or any other Loan Document, or the making, issuance or transfer thereof, all such liability, if any, being expressly waived by Payee, and each successive holder of this Note shall accept the Mortgage and this Note upon the express condition of this provision and limitation that in the case of the occurrence and continuance of an Event of Default, Payee's remedies in its sole discretion shall be any or all of:

                  (1) Foreclosure of the lien of the Mortgage in accordance with the terms and provisions set forth in the Mortgage;

                  (2) Action against any other security at any time given to secure the payment of this Note and under the other Loan Documents; and

                  (3) Exercise of any other remedy set forth in the Mortgage or any other Loan Document.

            The lien of any judgment against Maker and any proceeding instituted on, under or in connection with this Note or the Mortgage, or both, shall not extend to any property now or hereafter owned by Maker or any Exculpated Party other than the Net Operating Income from, and the ownership interest of Maker in, the Mortgaged Property and the other security for the payment of the Mortgage or this Note.


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            Notwithstanding anything to the contrary in this Note or any of the
Loan Documents, Payee shall not be deemed to have waived any right which Payee may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Debt evidenced by this Note or to require that all collateral shall continue to secure all of the Debt owing to Payee in accordance with the Loan Documents.

            Notwithstanding anything in this Note to the contrary, there shall at no time be any limitation on Maker's liability for the payment to Payee of:
(1) condemnation awards or insurance proceeds which Maker has received and to which Payee is entitled pursuant to the terms of this Note or any of the Loan Documents to the extent the same have not been applied toward payment of sums due under this Note or the Mortgage, or used for the repair or replacement of the Mortgaged Property pursuant to the Mortgage, or (2) all loss, damage and expense as incurred by Payee and arising from any fraud, or intentional misrepresentation of Maker, or (3) any misappropriation of Rents or security deposits by Maker or any Affiliate of Maker after an Event of Default, to the extent of such misappropriation.

            18. Maker has executed the Cash Collateral Agreement (as defined in the Mortgage). For each calendar year commencing on the first day of January following the Reset Date and for each calendar year thereafter, the Maker shall submit to the Payee for the Payee's written approval an annual budget (an "Annual Budget") not later than sixty (60) days prior to the commencement of such calendar year, in form satisfactory to Payee setting forth in reasonable detail budgeted monthly operating income and monthly operating capital and other expenses for the Mortgaged Property. Each Annual Budget shall contain, among other things, limitations on management fees, third party service fees, and other expenses as the Maker may reasonably determine. Payee shall have the right to approve such Annual Budget and in the event that Payee objects to the proposed Annual Budget submitted by Maker, Payee shall advise Maker of such objections within fifteen (15) days after receipt thereof (and deliver to Maker a reasonably detailed description of such objections) and Maker shall within three (3) days after receipt of notice of any such objections revise such Annual Budget and resubmit the same to Payee. Payee shall advise Maker of any objections to such revised Annual Budget within ten (10) days after receipt thereof (and deliver to Maker a reasonably detailed description of such objections) and Maker shall promptly revise the same in accordance with the process described in this subparagraph until the Payee approves an Annual Budget, provided, however, that if Payee shall not advise Maker of its objections to any proposed Annual Budget within the applicable time period set forth in this paragraph, then such proposed Annual Budget shall be deemed approved by Payee. Each such Annual Budget approved by Payee in accordance with terms hereof shall hereinafter be referred to as an "Approved Annual Budget." Until such time that Payee approves a proposed Annual Budget, the most recently Approved Annual Budget shall apply provided that, such Approved Annual Budget shall be adjusted to reflect actual increases in real estate taxes, insurance premiums and utilities expenses.

            In the event that the Maker must incur during any calendar year after the Reset Date an extraordinary operating expense or capital expense not set forth in the Annual Budget


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(each an, "Extraordinary Expense"), the Maker shall promptly deliver to Payee a reasonably detailed explanation of such proposed Extraordinary Expense for the Payee's approval. For the purposes of this Note, "Cash Expenses" shall mean, for any period, the operating expenses for the operation and maintenance of the Mortgaged Property as set forth in an Approved Annual Budget to the extent that such expenses are actually incurred by Maker minus Tax and Insurance Deposits (as defined in the Mortgage) for such period.

            19. Any legal action or proceeding with respect to this Note and any action for enforcement of any judgment in respect thereof may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Note, Maker hereby accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and appellate courts from any thereof. Maker irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by service of process upon Maker at the address for notices set forth herein. Maker hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Maker brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of Payee to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Maker in any other jurisdiction.

            20. This Note may be executed in counterparts, which together shall constitute one and the same instrument.

            21. Payee shall maintain a register, setting forth the name of the holder or holders of this Note. From time to time, at the request of Maker, Payee shall inform Maker of the name or name of such holder(s).

            22. Maker and Payee agree that the Applicable Interest Rate computed after the Reset Date in accordance with the provisions hereof shall not exceed the Maximum Lawful Rate (as hereinafter defined). Maker and Payee agree that the Default Rate hereunder shall not exceed the Maximum Lawful Rate, and in no event shall the late charges set forth in paragraph 5 hereof, together with all other interest on the indebtedness evidenced by this Note, exceed the Maximum Lawful Rate. Maker and Payee agrees that if the Prepayment Premium is deemed to be interest under applicable law, in no event shall interest in excess of the Maximum Lawful Rate be due or payable. As used herein, "Maximum Lawful Rate "means the maximum rate (or, if the context so permits or requires, an amount calculated at such rate) of interest that, at the time in question, would not cause the interest charged on this Note at such time to exceed the maximum amount that Payee would be allowed to contract for, charge, take, reserve or receive under applicable law after taking into account, to the extent required by applicable law, any and all relevant payments, fees or charges under this Note or the other Loan Documents. If under applicable law there is no legal limitation on the amount


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or rate of interest that may be charged on amounts outstanding under this Note, there shall be no Maximum Lawful Rate, notwithstanding any reference thereto herein or in any of the other Loan Documents. This paragraph shall control over any contrary provision set forth in this Note or in the other Loan Documents.

            23. THIS NOTE IS GIVEN AS A CONSOLIDATION, AMENDMENT AND RESTATEMENT OF THE ORIGINAL NOTES AND THE SUPPLEMENTAL NOTE. FLORIDA DOCUMENTARY STAMP TAX AND INTANGIBLE TAX IN THE PROPER AMOUNTS, WITH RESPECT TO THE ORIGINAL NOTES, HAVE BEEN PAID IN FULL. THE ORIGINAL NOTES SHALL IN THEIR ENTIRETY BE SUPERSEDED BY THIS NOTE. THIS NOTE CONSOLIDATES, AMENDS AND RESTATES THE ORIGINAL NOTES AND THE SUPPLEMENTAL NOTE BUT DOES NOT ENLARGE THE PRINCIPAL INDEBTEDNESS ALLOCABLE TO THE PROPERTY LOCATED IN THE STATE OF FLORIDA.


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            IN WITNESS WHEREOF, Maker and Payee have caused this Consolidated,
Amended and Restated Mortgage Note to be executed and delivered as of the day and year first above written.

                              MAKER:

                              Magnolia Associates, LTD.,
                              a Florida limited partnership


                              By: Tower Orlando GP LLC,
                                  a Delaware limited liability company,
                                  its general partner


                                  By: Tower QRS No. 3 Corp.,
                                      a Delaware corporation,
                                      its managing member


                                      By:   /s/ Lawrence H. Feldman
                                         ---------------------------------------
                                         Name:  Lawrence H. Feldman
                                         Title: President


                              286 Madison, L.P.,
                              a New York limited partnership

                              By: Tower Madison GP LLC,
                                  a Delaware limited liability company,
                                  its general partner

                                  By: Tower QRS No. 4 Corp.,
                                      a Delaware corporation,
                                      its managing member


                                      By:   /s/ Lawrence H. Feldman
                                         ---------------------------------------
                                         Name:  Lawrence H. Feldman
                                         Title: President

                              290 Madison, L.P.,
                              a New York limited partnership


                              By: Tower Madison GP LLC,
                                  a Delaware limited liability company,
                                  its general partner


                                  By: Tower QRS No. 4 Corp.,
                                      a Delaware corporation,
                                      its managing member


                                      By:   /s/ Lawrence H. Feldman
                                         ---------------------------------------
                                         Name:  Lawrence H. Feldman
                                         Title: President

                              292 Madison, L.P.,
                              a New York limited partnership


                              By: Tower Madison GP LLC,
                                  a Delaware limited liability company,
                                  its general partner


                                  By: Tower QRS No. 4 Corp.,
                                      a Delaware corporation,
                                      its managing member


                                      By:   /s/ Lawrence H. Feldman
                                         ---------------------------------------
                                         Name:  Lawrence H. Feldman
                                         Title: President

                              PAYEE:

                              Merrill Lynch Mortgage Capital Inc.
                              a Delaware corporation


                              By: /s/ Lawrence Miller
                                 ---------------------------------------
                                 Name: Lawrence Miller
                                 Title: Director

                                   APPENDIX 1

                        Calculation of Prepayment Premium

      The prepayment premium shall be equal to the product of (i) a fraction whose numerator is an amount equal to the portion of the principal balance of this Note being prepaid and whose denominator is the entire outstanding principal balance of this Note on the date of such prepayment (after subtracting the amount of any scheduled principal payment due on such Payment Date), multiplied by (ii) an amount equal to the remainder obtained by subtracting (x) an amount equal to the entire outstanding principal balance of this Note as of the date of such prepayment (after subtracting the amount of any scheduled principal payment due on such Payment Date) from (y) the present value as of the date of such prepayment of the remaining scheduled payments of principal and interest on this Note (including any final installment of principal payable on the Reset Date) determined by discounting such payments at the Discount Rate (as hereinafter defined).

For purposes of this Note, "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Treasury Rate, which for purposes of this Appendix 1 shall mean, as of the date of such prepayment, the yield, calculated by linear interpolation (rounded to the nearest one-thousandth of one percent) of the yields of noncallable United States Treasury obligations with terms (one longer and one shorter) most nearly approximating the period from the date of such prepayment to the Reset Date, as determined by Payee on the basis of Federal Reserve Statistical Release H.15 Selected Interest Rates under the heading U.S. Governmental Security/Treasury Constant Maturities or other recognized source of financial market information selected by Payee for the week prior to the date of such prepayment.

                                   Schedule A

                                 Assigned Notes

1. Promissory Note dated July 21, 1995 made, executed and delivered by East Broadway 5151 Limited Partnership, a Delaware limited partnership, Magnolia Associates, LTD., a Florida limited partnership, 286 Madison, L.P., a New York limited partnership, 290 Madison, L.P., a New York limited partnership, and 292 Madison, L.P., a New York limited partnership ("Borrower ") to General Electric Capital Corporation, a New York corporation ("Lender") in the original principal amount of $129,406,000.00, as amended by First Modification to Promissory Note Agreement dated as of December 13, 1996 between Borrower and Lender, as assigned to Midland Loan Services, L.P. ("Midland") by Allonge dated October 16, 1997 (East Broadway 5151 Limited Partnership having been released by Lender prior to assignment to Midland), as amended and restated by Amended and Restated Mortgage Note dated October 16, 1997 made, executed and delivered by Maker for the benefit of Midland, and simultaneously assigned to Payee by note endorsement attached thereto.

2. Consolidated Promissory Note A (1993 Restructuring) dated as of June 23, 1993 made by Tower 45 Associates Limited Partnership, as maker, to the Bank of New York ("BONY"), as holder, in the original principal amount of $115,000,000, as amended by the First Amendment (1997) to Consolidated Promissory Note A (1993 Restructuring) dated as of January 1, 1997, as assigned by Assignment of Loan Documents dated as of October 16, 1997 made by BONY, as assignor, to Itochu Corporation, as assignee, as such Note was reduced to the principal amount of $34,541,560.69 by Certificate of Reduction dated as of October 16, 1997 made by BONY.

                                   Schedule B

                                Supplemental Note

Promissory Note dated as of the date hereof in the original principal amount of $10,458,439.31 made by Magnolia Associates, LTD., a Florida limited partnership, for the benefit of Payee.

                                   Schedule C

                                 Monthly Amount

      As of the Closing Date, the Monthly Amount of interest on the Principal Amount shall be $607,884.83. As of December 1, 1999, the Monthly Amount of interest and principal shall be $714,360.64.